As filed with the Securities and Exchange Commission on
                               September 8, 2003.

                           REGISTRATION NO. 333-106637

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 2 TO FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                CI SELL CARS INC.
                 (Name of Small Business Issuer in its Charter)

           TEXAS                                                        16 1644353
(State or other jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)    Classification Code Number)       Identification No.)


                                 309A EAST MAIN
                              TOMBALL, TEXAS 77375
                                  (281)255-6256
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                                CURTIS HUNSINGER
                                    PRESIDENT
                                CI SELL CARS INC.
                                 309A EAST MAIN
                              TOMBALL, TEXAS 77375
                                  (281)255-6256
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                      AMOUNT TO BE  OFFERING PRICE     PROPOSED MAXIMUM            AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED    PER SHARES         AGGREGATE OFFERING PRICE    REGISTRATION FEE
Common Stock, par value $.001 per share     567,000        $.10              $56,700                     $5.22

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to CI Sell Cars Inc. shareholders in a private placement memorandum. This price of $.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER     , 2003


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                CI SELL CARS INC.

                         567,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 567,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 567,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price was determined by the price shareholders were sold to CI Sell Cars Inc. shareholders in a private placement memorandum.

The offering will commence once this Registration Statement is deemed effective by the Securities and Exchange Commission and will terminate twelve months after commencement of the offering unless extended by us.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is September   , 2003


Currently, our common stock is not trading on any public market. It is our intention to retain a market maker to apply for trading on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

                                TABLE OF CONTENTS

ABOUT OUR COMPANY                                                  1

SUMMARY FINANCIAL DATA.                                            1

RISK FACTORS.                                                      2

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS           6

LACK OF MARKET FOR OUR COMMON STOCK                                6

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.         7

BUSINESS                                                           8

MANAGEMENT                                                         11

PRINCIPAL STOCKHOLDERS                                             13

SELLING STOCKHOLDERS                                               13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     17

DESCRIPTION OF SECURITIES.                                         17

WHERE YOU CAN FIND MORE INFORMATION.                               18

TRANSFER AGENT.                                                    19

LEGAL MATTERS                                                      19

EXPERTS.                                                           19

INDEX TO FINANCIAL STATEMENTS                                      f-1


Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

About Our Company

CI Sell Cars, Inc. is a Texas corporation that was formed in December 2002 to become a car dealer and to obtain a license to sell cars in the state of Texas. Our operations actually commenced in September 2002 when we operated as a sole proprietorship doing business as CI Sell cars until incorporating in December 2002. From the time we commenced operations in September 2002 until early 2003, Curtis Hunsinger, our sole officer and director, applied for a used car dealer license, researched the used car market and sold cars but not at the wholesale or dealer level. In February 2003, Mr. Hunsinger was successful in obtaining a Texas Used Car License. . This license was issued to us by the Texas Department of Transportation, Motor Vehicle Division, and permits us to sell used cars in the State of Texas. Since initiating our business we have been successful in selling nine used cars. At the same time, we conducted research to determine if there are any web sites that offered to sell used cars, and, whether there were public companies that sold used cars on the web.


Based on our research, we decided to develop three areas in the used car selling market to determine in which manner to focus our business plan. The first area that we are trying to develop is the traditional manner of selling used cars by establishing a used car lot, obtaining a state license, becoming approved at auto auctions and establishing relationships with vendors needed to quickly buy, `fix-up' and then sell cars for a profit. The next market we intend to pursue is to establish a web site that will list not only our cars for sale, but will allow others to list their cars also and it will become a revenue source by charging for advertising as well as a small fee for listing the cars for sale. The final market we intend to pursue is the creation of a web page for new dealers to assist them in becoming used car dealers. We intend to pursue the development of all three avenues and as one becomes more profitable than the others, that will be the area to receive the major thrust of our investment in terms of financial support and time.

We are not a "blank check company" as the term is defined in Rule 405 of Regulation C under the Securities Act of 1933 and we have no present intent to merge with or acquire another company. We presently maintain our principal offices at our used car dealership at 309A East Main, Tomball, Texas 77375. Our telephone number is (281)255-6256. Our website is located at http:/usedcarsinhouston.net.

How Our Company Is Organized

We were incorporated under the name CI Sell Cars, Inc. in the State of Texas on December 13, 2002.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

We presently maintain our principal offices at 309A East Main, Tomball, Texas 77375. Our telephone number is (281)255-6256.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

The statement of operations data for the period from September 2, 2002 (inception) to April 30, 2003 are derived from our audited Financial Statements. Balance sheet data at April 30, 2003 are derived from our audited financial statements. The operating results for the period ended April 30 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                    (Date of
                                    Inception
                                    September 6, 2002)
                                    To April 30, 2003
                                    -----------------
Statement of Operations:
Revenue                             $   12,710
Net Losses                              68,604
Total Operating Expenses                67,825
Research and Development                     -
General and administrative              67,825

                                    As of April 30, 2003
                                    --------------------
Balance Sheet Data:
Cash                                $   20,298
Total Current Assets                    31,446
Total Assets                            31,446
Total Liabilities                            0
Stockholders Equity                     31,446



Risk Factors

The common shares offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating us and our business before purchasing any common shares.


We lack a significant operating history and have losses which we expect to continue into the future; therefore, we must limit our development and as a result may not being able to pursue our business plan.

We were incorporated in December 2002 and we have recently commenced our proposed business operations and have begun to realize revenues. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $68,604. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     -    our ability to market and advertise our used car business
     -    our ability to generate revenues
     - our ability to raise the capital necessary to continue the development of our websites and business plan.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with operations of our used car lot and website. We cannot guarantee that we will be successful in generating additional revenues in the future. Failure to generate additional revenues may cause us to go out of business.

At this time, we have no definitive source of revenues except from the sale of used cars. Therefore, we must limit the development of our business. Because we may have to limit the development of our operations, we may not be successful in determining which marketing arena is best suited for our company. In addition, based on our lack of capital and revenues we may not be able to properly develop and market our website.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing will interfere with our ability to expand our current business operations.

We may need to raise additional funds through public or private debt or sale of equity to expand our current business operation as a used car dealer. We also need to raise additional capital to complete our website. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our acquisition and growth strategy, and as a result, could require us to diminish or suspend our acquisition strategy and possibly cease our operations.

Curtis Hunsinger owns more than 50% of our outstanding common shares and his ownership of a majority of our common stock prevents you from causing a change in the course of our operations.

Curtis Hunsinger owns 20,000,000 shares (74.59%) of our outstanding common stock. Therefore, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the common shares you own because of the ineffective voting power. As a result, Curtis Hunsinger will be able to elect all of our directors and control our operations.

As a company involved with the internet, we are in an intensely competitive industry and any failure to timely implement our business plan could diminish or suspend our development and possibly cause us to cease our operations.

The internet industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, we can provide no assurance that additional competitors will not enter markets that we intend to serve. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.

If we are unable to establish a large user base we may have difficulty attracting advertisers to our web site, which may affect our ability to expand our business operations and product line.

An integral part of our business plan and marketing strategy requires us to establish a large user base. Once we are able to establish a large user base and a demand for our online services, we will be able to attract advertisers to our web site and possibly begin to generate advertising revenues. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate advertising revenues may decline.

Our Market Is Characterized by Rapid Technological Change, and If We Fail to Develop and Market New Technologies Rapidly, We May Not Become Profitable in the Future.

In addition, the internet industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or emerging industry standards. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

We face intense competition from other used car dealers which are larger and have greater resources which could result in a failure to maintain our existing clients as well as obtaining new clients.

The used car dealer market and the internet marketing is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We compete with many large used car dealer which have significantly greater personnel, financial, managerial, technical and marketing resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain expand our business.

We may not be able to liquidate our cars in a timely manner and we may incur unforeseen events such as unexpected repairs and changes in the local market which could cause us to delay or suspend operations.

If we fail to liquidate our used cars in a timely manner, our inventory may become stale and we may not be able to sell our used cars. In addition, we may face unforeseen events such as unexpected repairs and changes in the local market. If we are unable to liquidate our cars or there is a change in the local market we may have to suspend or cease our operations.

There is no public trading market for our common stock and you may not be able to resell your common stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your common shares. If you do want to resell your common shares, you will have to locate a buyer and negotiate your own sale.

Loss of our key management staff, Curtis Hunsinger, could be detrimental to our business.

We are presently dependent to a great extent upon the experience, abilities and continued services of Curtis Hunsinger, our sole officer and director. The loss of services of Curtis could have a material adverse effect on our business, financial condition or results of operation.

Our sole officer and director has the ability to be employed by or consult for other companies which may prevent him from devoting full-time to our operations.

Our sole officer and director, Curtis Hunsinger is not required to work exclusively for us. Therefore, it is possible that a conflict of interest with regard to Curtis' time may arise if he is employed by another company. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

Our common shares sold to investors are restricted securities and are not eligible for sale.

Our common shares offered are "restricted securities" as defined under the Securities Act. The resale of such securities may not be made without registration under the Securities Act and state securities laws or the existence of an exemption from such registration requirements.

Certain states may not allow sales of our common shares and investors may be required to hold their common shares indefinitely

The common shares offered are intended to be qualified or exempt for sale only in a limited number of states. Purchasers of the common shares may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting a purchaser to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

No dividends and none anticipated

To date, we have paid no cash dividends on our common shares. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in March 2003. The factors considered in determining the offering price were the receipt of our used car license, obtaining a surety bond, leasing of the used car lot, development of the website, the initial sale of some used cars and the development of our relationships with auto auctions and wholesalers. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

Since our inception, our operations have been devoted to car sales and to a lesser degree the other two areas of our operations. We are focusing on selling cars through a used car lot, establishing a web site to sell use cars and finally to establish another website that assists prospective car dealers in becoming successful dealers. These three areas will be tracked and CI Sell Cars will increasingly invest time and funds into the strongest business. We have started the advertising web site, but need an estimated $25,000 and twelve months to fully develop the site. We have not started the development of the dealer training web site; however, we estimate the development will be $50,000 and will require twelve months once we are funded. We also need an advertising budget to promote the web sites and our ability to fully promote the web sites will be limited by our ability to raise capital.

In order to raise the capital to develop the two planned web sites we will need to either receive a substantial increase from our revenue stream, receive loans from our management or third parties and/or sell additional shares of our common stock which may cause significant dilution to existing shareholders.

Plan of Operation

The business was started in 2002 and since then we have received an auto dealer license in the State of Texas, established a small used car lot, successfully sold a number of cars and started the development of a an advertising website for the local Houston market.

During the next 12 months we expect to generate substantially all our revenues from the sale of used cars to individual retail buyers. Our used car lot is located on Main Street in Tomball, Texas. Tomball is a middle-income suburb of Houston, Texas. There are several other small used car lots located on Main Street, within one mile of our location. We believe that the drive buy traffic generated by the number of used car lots in the area is beneficial in increasing our potential customers. Our used car lot is approximately 10,000 square feet and we can park and display a maximum of 15 cars. We can park up to 5 cars on the first row of our lot and these can be clearly seen from the street. We use pre-printed self adhesive numbers to display the asking price on the windshield of all our inventory. The name of our lot, CI Sell Cars and the phone number can clearly be seen by traffic traveling in both directions on Main Street. We have prepaid the $1,000 annual lease on our lot, and have an agreement to renew the lease for another 12 months at the same lease terms in November of 2003. We do not have any material contracts with any affiliated parties.

We currently have a policy of paying between $1,000 and $5,000 for our cars. We normally purchase our cars from 3 different auto auction sites in Houston which are only open to Texas used car dealers and from wholesalers that purchase cars in bulk sales directly from new car dealers. We will accept trade-ins but to date this has not been a significant source of inventory. We specialize in cars that sell for less than $7,500 at the retail level for several reasons. Our limited financial resources requires us to buy inexpensive cars. We currently have $23,000 in cash inventory with a wholesale value of approximately $10,000. Our customers often cannot get financing on the purchase of cars requiring them to pay cash. The other used car lots in the area also specialize in used cars priced in this range, and we believe a lot of our drive by traffic is shopping for cars priced below $7500. We have established a policy of not having more then $15,000 tied up in inventory, therefore we expect to have no more that 4 cars in inventory at any one time. We estimate our current overhead to be approximately $1,000 per month, broken down as follows:


            Rent                    $ 85.00
            Phone                     75.00
            Auto Expense              75.00
            Surety bond               50.00
            Auto repairs             200.00
            Advertising              150.00
            Web site                  50.00
            Legal and accounting     150.00
            Office expense            50.00
            Miscellaneous            190.00

At our current stage of operations we hope to sell one or two cars per month. We strive to make a gross profit of $500 to $1,500 per car, but we may have to sell cars for less profit or even at a loss. In order to expand our current level of operations we will have to raise more money by selling equity, raising debt capital, or obtaining capital from our principal Mr. Hunsinger. We have no assurances that any of these sources of capital will be available. If we continue to operate our used car lot at the current level of sales and inventory we anticipate to have enough operating capital for the next 12 months.

Our business plan provides for the development of two web sites in order to further expand our business. The first web site will be geared to the retail selling of used cars. We will list our inventory on the site and allow others to also list their cars for sale. We plan to have very simple search criteria on the web site and we feel this will appeal to our target market of customers that want to purchase cars for less than $7,500. Our plan is to generate enough traffic to the web site so we can sell advertising to firms related to the used car market.

Currently, we have created the web site, usedcarsinhouston.net, and began the initial development of such site. We estimate it will require a minimum of $25,000 to further develop the web site. We do not have the capital to further develop the web site at this time and will spend only minimal time and expense on this web site during the next 12 months unless we are successful in securing equity financing to pay for the costs of the web site. In order to develop the web site and have capital for advertising the web site we will need to raise a minimum of $50,000. The third phase of our business plan calls for the development of a web site geared to individuals who want to become a used car dealer. This web site will contain detailed information of the procedures, costs, and requirements to become a used car dealer. We estimate the initial costs to develop this web site will be $50,000 or more plus advertising expenditures. We will need to raise equity capital of $100,000 or more to begin the development of this web site. During the next 12 months it is not likely we will develop this web site since we plan to increase the size of our used car business and develop the retail used car site before starting the dealer site.

Capital resources and Liquidity.

We currently have approximately $36,100 in cash. We believe that the planned expenditures for continuing the car sales business is minimal. Our general and administrative expenses are expected to average $1,000 per month for the next 12 month which gives us enough cash to survive for the next 12 months. We have no plans to pay salaries to our Officers or employees during the next 12 months and we have paid our rent for our offices for the whole year. We believe we have sufficient cash to meet our minimum costs and operating expenses for our used car lot during the next 12 months. However, we will need to raise additional capital to expand our used car lot and its inventory and to further develop our two planned websites. There is no assurance we will be successful in raising the needed capital.

                             BUSINESS - OUR COMPANY

Organization

We were organized as a Texas corporation in December 2002 for the purpose of selling used cars.

Our Business

We are a Texas corporation that was formed in December 2002 to become a car dealer and to obtain a license to sell cars in the state of Texas. Our operations actually commenced in September 2002 when we operated as a sole proprietorship doing business as CI Sell Cars until incorporating in December 2002. From the time we commenced operations in September 2002 until early 2003, Curtis Hunsinger, our sole officer and director, applied for a used car dealer license, researched the used car market and sold cars but not at the wholesale or dealer level. In February 2003, Mr. Hunsinger was successful in obtaining the license to sell cars. Prior to that time, we had been buying and selling cars but not at the dealer or wholesale level. At the same time, we conducted research to determine if there are any web sites that offered to sell cars and whether there were public companies that sold cars. There are several web sites listing cars for sale but most are not geared to our local market and the local sites do not offer simple search criteria such as price only searching. Many people in our general pricing market have only a certain dollar amount to spend and are not extremely particular about what brand of car they purchase. Yet of the existing websites that sell cars except eBay, all of them only allow a search to be run once the consumer picks a brand or type car. We believe that searching by price alone will be a great asset to the used car buying market that we are targeting.

Based on our market research, we decided to develop three areas in the used car selling market and then to determine in which area to focus our business. The first area that we are trying to develop is the traditional manner of selling cars by establishing a used car lot, obtaining a state license, becoming approved at auto auctions and establishing relationships with vendors needed to quickly buy, `fix-up' and then sell cars for a profit. In order to receive our dealer's license we were required to purchase the necessary bond, install a proper sign which is visible 50 feet away, install phone lines and rent an office and lot space. We have already registered with four auto auctions and have made deposits with the two auto auctions that require such deposits.

The next market we intend to pursue is to establish a web site that will list not only our cars for sale, but will allow others to list their cars for sale also and this will become a revenue source from the advertising dollars. We have secured the web site, www.usedcarsinhouston.net, and have commenced the initial design and development of such site. We estimate it will require a minimum of $25,000 to further develop the web site and we do not have the capital to further develop the web site at this time. Therefore we will spend only minimal time and expense on this web site during the next 12 months unless we are successful in securing equity financing to pay for the costs of the web site. We will promote this site by purchasing key domain names, placing banner ads, listing in search engines and ensuring that all of our magnetic signs have our website address. As Mr. Hunsinger interacts with his sources for buying, fixing up and selling cars, he will also promote this websites existence.

The final market we intend to pursue is the creation of a web page for new dealers to assist them in becoming car dealers. We intend to pursue the funding and development of all three avenues, and as one becomes more profitable than the others, that will be the area to get the primary thrust of work and a majority of our investment in terms of financial support and time.

As set forth above, the first market we intend to pursue is the traditional arena of buying and selling of cars. We have established a used car lot, obtained a state license, become approved at auto auctions and established a relationship with vendors that need to quickly buy, `fix-up' and then sale cars for a profit. We have been successful in selling a number of used cars since Mr. Hunsinger obtained his dealer's license and contributed it to us.

The second market that we intend to develop is that of a web site that will list not only our cars for sale, but will allow other to list their cars also. This will become a source of revenue by charging advertisers for ads on the website. According to an article in Forbes magazine on April 8, 2002 by Michael Frank, Ebay had a billion dollars in car sales in 2001 and double that for 2002. We believe the success of Ebay and other online auction sites proves there is a market for selling cars on the internet. We will list our cars on Ebay and we have acquired the rights to the domain name, www.UsedCarsinHouston.net. We are in the process of creating a database of cars for both purchasers and sellers in the Houston area. For a limited time this would be free to both the seller and the purchaser.

Sellers will also be able to send photos to be placed on the website, but for this there will be a fee; this may generate a small source of revenue to us. This website will have a simple search capability using such parameters, as make, year, and price, and a brief description and picture. To the best of our knowledge, no other web site geared towards the local Houston marker allows a search by price alone. We plan to design the site to allow individuals or other dealers to enter their own information of the site, without the need for help from the company.

To the best of our knowledge, there are no other website that offers this service at this time. The layout will be very user friendly, therefore advertisers such as auto parts stores, paintless dent removal, rim resurfacing, windshield repair, insurance companies, car washes, car aftermarket stores, auto repair shops, body repair shops, financing companies, will be enticed to place and pay for ads on the website. This website will offer links to the home pages of these advertisers. We will need to raise additional capital in order to expand into other cities. Each city will have its own page name and each will be either owned or licensed to another individual. Some advertisers will be national and those advertising dollars will be split unequally in our favor. As these cities emerge, the impact of each will aid the others. The website is already linked to/from Car Fax which is generating click-throughs and live calls.

We also intend to establish a web page for new dealers to assist them in becoming car dealers. As Mr. Hunsinger was researching for his license, he found that the lack of information available to new car dealers often creates serious fines and penalties for a majority of applicants. He also discovered how many individuals have attempted to buy and sale cars as either a full time or part time pursuit. One of the great American dreams is to `own a business' and many believe that selling cars is not only a profit center but a means of obtaining the freedom to be there own boss. The appeal of being a business owner is strong. This site will provide information for before the dealer application, through the application and after the application. Details of who to call, where to call, classes available, monthly, quarterly and annual taxes due, forms you need, and who sells surety bonds will all be provided for a fee. As of now, there is no central location that provides all of this information. There will be information provided on auto auctions, such as, the amount of registration fees, purchase and sales fees, deposits required, payment methods accepted and deadline, dates of auction, times of auctions, types of titles offered - clear title, flood title, salvaged title.

The new dealer web site should appeal to these types of advertisers: windshield repair, auto detailing services, surety bond insurance, inspection services, title services, car license printing companies, and sign makers.

We have already developed some simple marketing procedures that no one else in the Houston auto selling arena has used. All cars for sale by us have magnetic signs listing the price and phone number. As our management attends auto auctions, many dealers are impressed that they `never thought of' this simple idea. This is a much cleaner and appealing look than the usual hand painted information on cars. We also promote our website on the magnetic signs and are already receiving hits to this site with no paid advertising or promotion yet.

Our first site will offer used car information for anyone in the Houston market. If we are successful in the Houston area we plan to set up joint web site ventures with used car dealers in other Texas cities. Eventually we plan to venture other states as we have the revenue to hire individuals to learn the other states regulations and to maintain the additional sites.

At this time, we intend to maintain control of these sites and for our individual partners or dealers in these cities to be independent contractors. Many of the partners who obtain a dealers license will not succeed in business for the same reasons many business fail. We believe that some of these will have a value and will be potential buy out candidates.

By being the source for a host of information, it is likely when these individuals decide to sell or give up their business, they will contact us, putting us in a prime spot to select the locations we want for our own growth.

                                     OFFICES

We presently maintain our principal offices at our used car dealership at 309A East Main, Tomball, Texas 77375. Our telephone number is (281)255-6256.

                                    EMPLOYEES

As of September 4, 2003, we had one member of our management team, Curtis Hunsinger, our sole officer and director.

                             DESCRIPTION OF PROPERTY

Our principal offices are at our used car dealership located at 309A East Main, Tomball, Texas 77375. Such used car dealership is approximately 100 by 100 feet of lot space and we sublease approximately 144 square feet of space in a small office building located on the property. We consider our office space suitable for both our office and storage needs. We pay an annual lease of $1,000 for use of this lot and office space.

                                LEGAL PROCEEDINGS

In the normal course of our business, we may periodically become subject to various lawsuits. However, there is no current proceeding or litigation involving us.

                                   MANAGEMENT
                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME                AGE               POSITION
----                ---               --------

Curtis Hunsinger    28                Chief Executive Officer/President/Secretary/Treasurer/ Director

Curtis Hunsinger is our founder, Chief Executive Officer, President, Secretary, Treasurer and Director. Since 1997, Mr. Hunsinger has been employed in the sales, service and finance departments at new and used car lots such as Big H auto auction, Precision Toyota & Kingwood Chrysler Jeep Eagle. From 1995 to 1997 he has employed as a crew leader at United Stationers. In addition, in 1995 he was employed by Bill Elliott Investigations where he installed real time video and surveillance equipment in Stop & Go convenience stores around the Houston area. In his capacity as founder and President, Mr. Hunsinger oversees our day-to-day operations, and manages our long-term strategic development. Oversight of our operations involves financial and information systems management and exploration.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of one director.

BOARD COMMITTEES

None

EXECUTIVE COMPENSATION

Our sole director will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.


                           SUMMARY COMPENSATION TABLE


                   ANNUAL COMPENSATION                              LONG TERM COMPENSATION
  NAME AND                                             RESTRICTED        SECURITIES     OPTIONS
  PRINCIPAL           FISCAL   OTHER     ANNUAL          STOCK           UNDERLYING     (NO. OF       ALL OTHER
  POSITION            YEAR     SALARY     BONUS       COMPENSATION         AWARDS       SHARES)     COMPENSATION
  --------            ----     ------     -----       ------------         ------       -------     ------------

Curtis Hunsinger      2003     $    0      0               0                0           20,000,000
President and
Secretary

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS

There is no stock option plan or common shares of our common stock set aside for any stock option plan.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2003:

         OPTION GRANTS IN FISCAL 2003
            (INDIVIDUAL GRANTS)(1)

        NUMBER OF%              OF TOTAL OPTIONS
        SECURITIES UNDERLYING   GRANTED TO EMPLOYEES IN   EXERCISE  EXPIRATION
NAME    OPTIONS GRANTED         FISCAL                    PRICE     DATE
                                2003
                                ----
None

No Executive Officer held options during the 2003 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2003 fiscal year end:

None
                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 4, 2003, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF             AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER             BENEFICIAL OWNERSHIP        OUTSTANDING SHARES
--------------------            --------------------        ------------------
5% STOCKHOLDERS

Curtis Hunsinger                    20,000,000                74.59%
25402 Chapel Ridge
Sprint, Texas 77373

Officers and Directors              20,000,000                74.59%
as a Group


                              SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of five (5%) percent of the shares of common stock sold to two shareholders in October and November 2002. These shares also include five (5%) percent of the shares sold to a total of nine seed investors in February 2003 pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. In addition the selling stockholders consist of shares of common stock sold to a total of thirty-four investors in a Regulation D Rule 506 private placement undertaken by us in May, 2003 and fourteen investors in a Regulation D Rule 506 private placement undertaken by us in August 2003. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 4, 2003 and the number of shares of common stock being offered by the selling stockholders.

The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.


                               Shares of common   Percent of Common  Shares of common Shares of common
                              Stock owned prior   Stock owned        stock to be      Stock owned
Name of selling stockholder      to offering(1)   prior to offering  sold             After offering   Percent(1)
                              -----------------   -----------------  ---------------- ---------------  ----------
Audrey Blythe                       3,500            *                       3,500                0         0
Faye Boyce                          1,500            *%                      1,500                0         0
Calynn Brigance                   800,000            2.98%                  40,000          760,000      2.84%
Glenda Brigance                     3,500            *                       3,500                0         0
Allison Broadus                     3,500            *                       3,500                0         0
Cheryl Clark                        1,000            *                       1,000                0         0
Eileen Cook                         3,500            *                       3,500                0         0
Jason Cook                        500,000            1.86%                  25,000          475,000      1.77%
Robert Cook                         3,500            *                       3,500                0         0
Joseph Delgado                    500,000            1.86%                  25,000          475,000      1.77%
Flex Financial Group Inc.         500,000            1.86%                  25,000          475,000      1.77%
Mark Ford                         300,000            1.12%                  15,000          285,000      1.06%
Nathan Gain                         2,000            *                       2,000                0         0
Larry Gaskin, Jr                  300,000            1.12%                  15,000          285,000      1.06%
David Gregory                       2,000            *                       2,000                0         0
Danielle Greiner                    3,500            *                       3,500                0         0
Don Harris                          1,500            *                       1,500                0         0
Kathy Hemby                        15,000            *                      15,000                0         0
Houston Vehicles                    3,500            *                       3,500                0         0
Unlimited Inc.
Charles C. Hunsinger(2)         1,000,000            3.73%                  50,000          950,000      3.54%
Drew Johnson                        1,000            *                       1,000                0         0
Nichol Johnson                      1,000            *                       1,000                0         0
J. Douglas Laughlin                 1,500            *                       1,500                0         0
Joelyn S. Laughlin                  2,500            *                       2,500                0         0
Jane Martin                        10,000            *                      10,000                0         0
Micah Martin                        2,000            *                       2,000                0         0
Donald C. May                       2,500            *                       2,000                0         0
Sawitree Monrungsri                 2,000            *                       2,000                0         0
Tanya Orena                       500,000            1.86%                  25,000          475,000      1.77%
Alex J. Philips                     2,000            *                       2,000                0         0
Sarah Philips                       2,000            *                       2,000                0         0
Yolanda Pilson                      1,500            *                       1,500                0         0
Maria Raggio                        3,500            *                       3,500                0         0
Reagan Realy                        2,000            *                       2,000                0         0
Jorge Rodriquez                     1,000            *                       1,000                0         0
Ruth Shepley(2)                 1,200,000            4.48%                  60,000        1,140,000      4.25%
Anabella Smith                      3,500            *                       3,500                0         0
Irene Smith                       500,000            1.86%                  50,000          475,000      1.77%
Chasity Tejada                      2,000            *                       2,000                0         0
Freda Thompson                      7,500            *                       7,500                0         0
Sherri Treichel                     3,500            *                       3,500                0         0
Reginald C. Whitfield             600,000            2.24%                  30,000          570,000      2.13%
Teresa Yank                         1,500            *                       1,500                0         0
Erica Zavala                        1,000            *                       1,000                0         0

* Less than one (1%) percent.

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2) Charles Hunsinger is the father of our President and principal shareholder, Curtis Hunsinger. Curtis Hunsinger has no direct or indirect beneficial ownership of the shares held by Charles Hunsinger.

(3) Ruth Shepley is the mother of our President and principal shareholder, Curtis Hunsinger. Curtis Hunsinger has no direct or indirect beneficial ownership of the shares held by Ruth Shepley. Ruth Shepley and Charles Hunsinger are divorced and have no interest in the other parties shares of our common stock.

                              PLAN OF DISTRIBUTION

Our shares of common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The offering will commence once this Registration Statement is deemed effective by the Securities and Exchange Commission and will terminate twelve months after commencement of the offering unless extended by us.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

-    ordinary brokers transactions, which may include long or short sales,

- transactions involving cross or block trades on any securities or market where our common stock is trading,
- purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus
- in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
- through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
-    any combination of the foregoing, or by any other legally available means.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

STATE REGULATIONS

In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

The shares of common stock being offered by the selling security holder have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification. The following states have adopted an exemption from state registration for any isolated non-issuer transaction, whether or not effected through a broker-dealer: Alabama, Alaska, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Maine, Maryland, Massachusetts, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, Oklahoma, Oregon, Rhode Island, South Carolina, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. Therefore, the selling security holders may offer their shares of common stock promptly in those states in reliance upon a state law exemption from state registration or qualification. The State of California provides an exemption from non-issuer transaction qualification requirements for any offer or sale of a security by the owner for his or her account if the sale is not accompanied by the publication of any advertisement and is not effected by or through a broker-dealer in a public offering.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Hunsinger, our sole officer and director contributed his used car dealer license and the Website, www,usedcarsinhouston.net, to CI Sell Cars for shares of our common stock. In September 2002, we issued a total of 10,000,000 shares to Mr. Hunsinger. Such shares were issued at par value $.001 for a total of $10,000 for the website. We valued this website at $10,000 based on the time and money spent by Mr. Hunsinger in the purchase of such domain name and the development of the website and is an estimate of the cost to us if the website were built by an outside contractor.. In addition, in February 2003,we issued an additional 9,000,000 shares were issued to Mr. Hunsinger in March 2003 for services rendered to us as our sole officer, director and employee and for the contribution of the used car dealer's license by Mr. Hunsinger to us. The services rendered by Mr. Hunsinger included his responsibilities as our sole officer and director as well as our sole employee. In such capacities he continued the development of the website, managed the day to day operations of the used car lot and developed relationships with other used car dealers and used car auctions. The used car dealer licensed contributed by Mr. Hunsinger permitted us to commence the sale of used cars in furtherance of our business plan.

Such related party transactions were on terms that were not more favorable than if agreed upon by a third party in an arms length transaction.

                            DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our Articles of Incorporation authorize us to issue up to 110,000,000 shares of which 100,000,000 are to be Common Shares and 10,000,000 are to be Preferred Shares with a par value of $.001. As of September 4, 2003, there were 26,812,000 shares of our common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock. To date no series of preferred stock have been designated by our Board of Directors.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Texas Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

                       WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

The Transfer Agent and Registrar for our common stock is American Registrar and Transfer Company, 342 E. 900 South, Salt Lake City, Utah 84111. Its telephone number is (801) 363-9065.

                                  LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

                                     EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Malone & Bailey, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS



                           INDEPENDENT AUDITORS REPORT

To the Board of Directors
CI Sell Cars, Inc.
(A Development Stage Company)
Tomball, Texas

We have audited the accompanying balance sheet of CI Sell Cars, Inc., as of April 30, 2003 and the related statements of operations, stockholders equity, and cash flows for the period from September 6, 2002 (Inception) through April 30, 2003. These financial statements are the responsibility of CI Sell Cars' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CI Sell Cars, Inc., as of April 30, 2003, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.


MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas

May 6, 2003


                               CI SELL CARS, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                 April 30, 2003



         ASSETS

Cash                                                                                        $ 20,298
Inventory                                                                                      9,815
Prepaid rent                                                                                     333
Deposit                                                                                        1,000
                                                                                            --------
         TOTAL ASSETS                                                                       $ 31,446
                                                                                            ========

Liabilities                                                                                 $      0


Commitments

         STOCKHOLDERS' EQUITY

Preferred stock, $.001 par, 10,000,000 shares
  authorized, none outstanding
Common stock, $.001 par, 100,000,000 shares
    authorized, 26,750,500 shares issued
    and outstanding                                                                           26,751
Additional paid in capital                                                                    73,299
Deficit accumulated during the development stage                                            (68,604)
                                                                                            --------
         TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                           $ 31,446
                                                                                            ========



          See accompanying summary of accounting policies and notes to financial statements.

                                       F-2


                               CI SELL CARS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                For the Period from September 6, 2002 (Inception)
                             Through April 30, 2003


Sales                                                                                       $ 12,710

Cost of Goods Sold                                                                            13,489
                                                                                            --------
Gross Profit                                                                                   (779)

Administrative expenses
    - paid in cash 12,825
    - paid in stock                                                                           55,000
                                                                                            --------
Net loss                                                                                   $(68,604)
                                                                                           =========

Basic and diluted net loss per common share                                                  $(0.00)
Weighted average common shares outstanding                                                15,096,906




          See accompanying summary of accounting policies and notes to financial statements.

                                       F-3


                               CI SELL CARS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                      For the Period from September 6, 2002
                       (Inception) Through April 30, 2003

                                                                                             Deficit
                                                                                         Accumulated
                                                                        Additional            During
                                            Common Stock                   Paid in       Development
                                         Shares                $           Capital             Stage        Totals
                                         ------          -------           -------             -----        ------
Contribution to capital in
    September 2002                                                     $     5,000                     $     5,000
Shares issued
- to the founder in
  September 2002 as
  compensation for website
  development services at
  $.001 per share 10,000,000       $    10,000            10,000                                            10,000
- for cash in October
  2002 at $.0025 per
  share                              1,200,000             1,200             1,800                           3,000
- for cash in November
  2002 at $.004 per share              500,000               500             1,500                           2,000
- for cash in February
  2003 at $.005 per share            5,000,000             5,000            20,000                          25,000
- to the founder in March
  2003 as compensation
  for services at $.005
  per share                          9,000,000             9,000            36,000                          45,000
- to the founder for cash
  in March 2003 at $.005

  per share                          1,000,000             1,000             4,000                           5,000
- for cash in April 2003
  at $.10 per share                     50,500                51             4,999                           5,050
Net loss                                                                                 $   (68,604)     (68,604)
                                   -----------       -----------       -----------       -----------      --------
Balances, April 30, 2003            26,750,500       $    26,751       $    73,299       $   (68,604)     $ 31,446
                                   ===========       ===========       ===========       ===========      ========



          See accompanying summary of accounting policies and notes to financial statements.

                                       F-4

                               CI SELL CARS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                For the Period from September 6, 2002 (Inception)
                             Through April 30, 2003


CASH FLOWS FROM OPERATING ACTIVITIES

Net deficit accumulated during the
    development stage                                                                      $(68,604)
Adjustments to reconcile net loss
    to cash used in operating activities:
      Stock issued for services                                                              55,000
Changes in:
    Inventory                                                                               ( 9,815)
    Prepaid rent                                                                            (   333)
    Deposit                                                                                 ( 1,000)
                                                                                           --------
NET CASH USED IN OPERATING ACTIVITIES                                                       (24,752)

CASH FLOWS FROM FINANCING ACTIVITIES
    Sale of stock                                                                             45,050
                                                                                            --------
NET CHANGE IN CASH                                                                            20,298
    Cash balance, beginning                                                                        0
                                                                                            --------
    Cash balance, ending                                                                    $ 20,298
                                                                                            ========

SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                               $      0
Income taxes paid                                                                                  0



          See accompanying summary of accounting policies and notes to financial statements.

                                       F-5

                               CI SELL CARS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business. CI Sell Cars Inc.'s ("CI") founder developed a website and operated as a sole proprietor from September 6, 2002 (inception) through December 13, 2002, with the purpose of buying and selling used cars. CI was incorporated in Texas on December 13, 2002.

CI's fiscal year end is April 30th.

Cash and Cash Equivalents. For purposes of the statement of cash flows, CI considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Revenue recognition. CI recognizes revenue when the earnings process is complete, generally either at the time of sale to a customer or upon delivery to a customer. CI does not offer any warranties and accepts no returns when cars are sold.

Income taxes. CI recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. CI provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Stock options and warrants. CI accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, CI recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. Fair value is used for options and warrants issued to non-employees as compensation. There were no stock options or warrants outstanding as of April 30, 2003.

Recently issued accounting pronouncements. CI does not expect the adoption of recently issued accounting pronouncements to have a significant impact on CI results of operations, financial position or cash flow.

Inventory. Inventory is comprised of vehicles held for sale or for reconditioning and is stated at the lower of cost or market. Vehicle inventory cost is determined by specific identification. Parts and labor used to recondition vehicles, as well as transportation and other incremental expenses associated with acquiring and reconditioning vehicles, are included in inventory.
                                       F-6

NOTE 2 - COMMON STOCK

CI's founder contributed $5,000, developed a website and operated as a sole proprietor from September 6, 2002 (inception) through December 13, 2002. On December 13, 2002, at Corporate inception, CI's founder contributed the website in exchange for 10,000,000 shares of CI stock valued at $.001 per share, or $10,000. The $10,000 website valuation is an estimate of the cost if the website were built by an outside contractor.

In October 2002, CI sold 1,200,000 shares of common stock to an individual at $.0025 per share for $3,000.

In November 2002, CI sold 500,000 shares of common stock to an individual at $.004 per share for $2,000.

In February 2003, CI sold 5,000,000 shares of common stock to individuals at $.005 per share for $25,000.

In March 2003, CI issued 9,000,000 shares of stock to its founder for services valued at $.005 per share, or $45,000.

In March 2003, CI sold 1,000,000 shares of common stock to its founder at $.005 per share for $5,000.

In April 2003, CI sold 50,500 shares of common stock to individuals at $.10 per share for $5,050.


NOTE 3 - INCOME TAXES

         Deferred tax assets                            $  2,000
         Less: valuation allowance                       (2,000)
                                                        --------
         Net deferred taxes                             $      0
                                                        ========

CI has net operating loss of approximately $14,000 as of April 30, 2003 which can be carried forward 20 years.


NOTE 4 - COMMITMENTS

CI leases their office from a shareholder for $1,000 per year or $83 per month due in equal installments at the beginning of each month. The lease expires August 31, 2004. At the end of the lease term, CI has the option to renew the lease for $500 per year for two years. CI paid the first year in full and as of April 30, 2003 had four months of prepaid rent totaling $333. Rent expense for fiscal 2003 was $667. Future minimum lease payments under the lease are $667 and $333 in fiscal 2004 and 2005, respectively.

NOTE 5 - MAJOR CUSTOMERS AND VENDORS

There were no major customers or vendors from inception through April 30, 2003.


NOTE 6 - SUBSEQUENT EVENTS

In May 2003, CI sold 50,500 shares of common stock to individuals at $.10 per share for $5,050.

                               CI SELL CARS, INC..

                           567,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   SEPTEMBER , 2003

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of Texas provides that directors, officers, employees or agents of Texas corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Texas Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Texas Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $          100
Legal fees and expenses (1)         $       15,000
Accounting fees and expenses (1)    $       10,000
Miscellaneous (1)                   $            -
Total (1)                           $       25,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

CI Sell Cars, Inc. was incorporated in the State of Texas on December 13, 2002. In September 2002, Curtis Hunsinger contributed $5,000 to cover start up costs. Upon our incorporation, 10,000,000 founder shares of our common stock were issued to Curtis Hunsinger for contribution of the website valued at $10,000. We valued this website at $10,000 based on the time and money spent by Mr. Hunsinger in the purchase of such domain name and the development of the website and is an estimate of the cost to us if the website were built by an outside contractor. Such shares were issued to Mr. Hunsinger in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). In March 2003, 9,000,000 shares of common stock were issued to Curtis Hunsinger for services valued at $45,000 and 1,000,000 shares of common stock were sold to Mr. Hunsinger for $5,000. Such shares were issued to Mr. Hunsinger in reliance on the exemption under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Hunsinger had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.


In October 2002 we sold 1,200,000 shares of our common stock to Ruth Shepley at $.0025 per share for a total of $3,000. Then in November 2002 we sold 500,000 shares of our common stock to Flex Financial Group, Inc. at $.004 for a total of $2,000. Then in February 2003, we sold a total of 5,000,000 shares of our common stock to nine shareholders at a price of $.005 per share. All of the above referenced shares were sole in reliance on an exemption from registration under
Section 4(2) of the Securities Act of 1933.
The following sets forth the identity of the class of persons to whom CI Sell Cars, Inc. sold these shares in February 2003 and the amount of shares for each shareholder:

Name                             # Shares

Calynn Brigance                   800,000
Jason Cook                        500,000
Joseph Delgado                    500,000
Mark Ford                         300,000
Larry Gaskin, Jr                  300,000
Charles C. Hunsinger            1,000,000
Tanya Orena                       500,000
Irene Smith                       500,000
Reginald C. Whitfield             600,000

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us not involving a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May, 2003, we completed a Regulation D, Rule 506 Offering in which we issued a total of 101,000 shares of our common stock at a price of $.10 per share to 34 shareholders for an aggregate offering price of $10,100. These shareholders also entered into a registration rights agreement with us pursuant to which these shareholders received demand registration rights whereby we agreed to register the common shares purchased in this offering within one year from the date of issuance of such shares. In addition, pursuant to such agreement, these shareholders received piggyback registration rights for their common shares. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name                                # Shares

Audrey Blythe                          3,500
Faye Boyce                             1,500
Glenda Brigance                        3,500
Allison Broadus                        3,500
Cheryl Clark                           1,000
Eileen Cook                            3,500
Robert Cook                            3,500
Nathan Gain                            2,000
David Gregory                          2,000
Danielle Greiner                       3,500
Don Harris                             1,500
Kathy Hemby                           15,000
Houston Vehicles Unlimited Inc.        3,500
Drew Johnson                           1,000
Nichol Johnson                         1,000
J. Douglas Laughlin                    1,500
Joelyn S. Laughlin                     2,500
Jane Martin                           10,000
Micah Martin                           2,000
Donald C. May                          2,500

Sawitree Monrungsri                    2,000
Alex J. Philips                        2,000
Sarah Philips                          2,000
Yolanda Pilson                         1,500
Maria Raggio                           3,500
Reagan Realy                           2,000
Jorge Rodriquez                        1,000
Anabella Smith                         3,500
Chasity Tejada                         2,000
Freda Thompson                         7,500
Sherri Treichel                        3,500
Teresa Yank                            1,500
Erica Zavala                           1,000

The Common Stock issued in our Regulation D, Rule 506 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 564 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares. The offering was handled by Mr. Curtis Hunsinger, our sole officer, director and principal shareholder. The subscribers were all friends or friends of friends and/or acquaintances of Mr. Hunsinger. The shares were subscribed by word of mouth without any general solicitation.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither us, nor any predecessor of ours, nor any director of us, nor any beneficial owner of 10% or more of any class of the our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in May 2003 were restricted in accordance with Rule 144 of the Securities Act of 1933.

In August 2003, we completed a Regulation D, Rule 506 Offering in which we issued a total of 131,000 shares of our common stock at a price of $.10 per share to 14 shareholders for an aggregate offering price of $13,100. These shareholders also entered into a registration rights agreement with us pursuant to which these shareholders received demand registration rights whereby we agreed to register the common shares purchased in this offering within one year from the date of issuance of such shares. In addition, pursuant to such agreement, these shareholders received piggyback registration rights for their common shares. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name                                # Shares

David H. Lennox                     10,000
Travis Piper                        10,000
F.J.M. Gallucci                     10,000
Mechellle Pope                      10,000
Alan Filson                         10,000
Maurice D. Rohleder                 10,000
Richard H. Nash                     10,000
Clayton K. Bridges                  10,000
Jack L. Harris                      10,000
Jill Kennedy                        10,000
Amy Sirois                          10,000
David Parker                        10,000
Shandra Rusk                        10,000
Ted Schwartz                        1,000


The Common Stock issued in our Regulation D, Rule 506 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 564 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A) No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares. The offering was handled by Mr. Curtis Hunsinger, our sole officer, director and principal shareholder. The subscribers were all friends or friends of friends and/or acquaintances of Mr. Hunsinger. The shares were subscribed by word of mouth without any general solicitation.

(B) At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither us, nor any predecessor of ours, nor any director of us, nor any beneficial owner of 10% or more of any class of the our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2003 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1          Certificate of Incorporation of CI Sell Cars, Inc.*

     3.3          By-laws of CI Sell Cars, Inc.*

     3.4          Registration Rights Agreement  **

     5.1          Opinion of Anslow & Jaclin LLP

     7.1          Consent of Malone & Bailey, LLP

     23.2         Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

* Filed with the original Form SB-2 on June 30, 2003 (SEC File No. 333-106637) ** Filed with the Amendment No. 1 to Form SB-2 on June 30, 2003


Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. (C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on the 8th day of September, 2003.

                                  CI SELL CARS, INC.

                                  By: /s/ Curtis Hunsinger
                                  ----------------------------------
                                          Curtis Hunsinger

                                          President, Chief Executive Officer,
                                          Chief Financial Officer, Controller
                                          and Secretary

                                POWER OF ATTORNEY

The undersigned directors and officers of CI SELL CARS, INC. hereby constitute and appoint Curtis Hunsinger, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                 DATE


/s/ Curtis Hunsinger               President, Chief Executive            September 8, 2003
------------------------------     Officer, Chief Financial Officer
Curtis Hunsinger                   Controller, Secretary and Director



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